Exhibit 99.1

NEWS RELEASE

HECLA REPORTS PRELIMINARY 2013 PRODUCTION RESULTS OF

8.9 MILLION OUNCES OF SILVER AND 120,000 OUNCES OF GOLD

An increase of 39% and 116%, respectively, over 2012;

Expect 9.5 to 10 million ounces of silver and 180,000 ounces of gold production in 2014 1

For Release: January 29, 2014

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary production results¹ for the fourth quarter and full year 2013.

FOURTH QUARTER AND 2013 PRODUCTION HIGHLIGHTS

Production	Fourth Quarter 2013	2013
Silver	2.5 million ounces - up 9% over Q3/13 and 20% over Q4/12	8.9 million ounces - up 39% over 2012 and upper end of 8-9 million ounce guidance
Gold	47,108 ounces - up 27% over Q3/13 and 203% over Q4/12	119,989 ounces - up 116% over 2012[2]
Greens Creek	1.8 million ounces of silver - down 12% from Q4/12	7.4 million ounces of silver - up 16% over 2012
Lucky Friday	642,224 ounces of silver - up 34% over Q3/13	1.5 million ounces of silver
Casa Berardi	32,386 ounces of gold - up 38% over Q3/13	62,532 ounces of gold

“During the fourth quarter Hecla achieved significant milestones with Greens Creek continuing its strong production, Lucky Friday back to normalized operations and Casa Berardi improving production and costs,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “We look forward to strong, low-cost production from our three mines in 2014, remaining focused on reducing risk, increasing consistency of mine production and extending mine life. We have $212 million in cash at the end of 2013, and plan to spend within Adjusted EBITDA in 2014, which should allow us to maintain our strong financial position.”

Hecla expects to report its full fourth quarter and 2013 financial results on February 19, 2014.

(1) See cautionary statement regarding preliminary statements at the end of this release.
(2) Increase in gold production due primarily to acquisition of Aurizon Mines Ltd. on June 1, 2013.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

OPERATIONS OVERVIEW

Average consolidated fourth quarter cash cost, after by-product credits, per silver ounce3 was $7.33, compared to $3.45 in the same period in 2012, due largely to the addition of Lucky Friday production and higher silver production at Greens Creek relative to by-product metal production. The following table provides the production and cost per ounce summary on a consolidated basis for the fourth quarter and year ended December 31, 2013 and 2012:

		Fourth Quarter Ended		Twelve Months Ended
		December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
PRODUCTION SUMMARY
Silver -	Ounces produced	2,488,722	2,081,328	8,919,728	6,394,235
	Payable ounces sold	2,088,650	1,538,162	8,019,299	5,430,252
Gold -	Ounces produced	47,108	15,563	119,989	55,496
	Payable ounces sold	40,861	10,828	104,489	43,133
Lead -	Tons produced	9,347	5,848	30,374	21,074
	Payable tons sold	7,601	3,945	25,432	15,733
Zinc -	Tons produced	16,417	15,584	61,406	64,249
	Payable tons sold	11,117	12,583	42,509	50,895

Cash cost, before by-product credits, per silver ounce[1]		$28.05	$28.16	$28.56	$32.55
By-product credits per silver ounce		$(20.72)	$(24.71)	$(21.72)	$(29.85)

Cash cost, after by-product credits, per silver ounce[1]		$7.33	$3.45	$6.84	$2.70

Cash cost, before by-product credits, per gold ounce[1]		$827.70	$—	$954.98	$—
By-product credits per gold ounce		$(3.46)	$—	$(4.19)	$—

Cash cost, after by-product credits, per gold ounce[1]		$824.24	$—	$950.79	$—

(1)

Non-GAAP measure. See the attached schedule for a reconciliation to GAAP. Cash cost, after by-product credits, per silver and gold ounce, for the fourth quarter and year end 2013 are considered preliminary and could change based on final audited financial results.

Greens Creek Silver Mine - Alaska

Greens Creek produced silver at a cash cost, after by-product credits, per silver ounce of $5.15 in the fourth quarter of 2013 and $4.42 for the full year 2013, compared to $3.45 and $2.70 per silver ounce in the fourth quarter of 2012 and full year 2012, respectively. The higher costs in 2013 reflected higher silver production relative to by-product metal production. The mill operated at an average of 2,206 tons per day in 2013, which is the highest daily average since the mine began operations in 1989.

Lucky Friday Silver Mine - Idaho

The Lucky Friday mine, which re-opened in February 2013 after 14 months of rehabilitation and enhancement, produced silver at a cash cost, after by-product credits, per silver ounce of $13.59 in the fourth quarter and $19.21 for the full year 2013. Costs were higher than anticipated due in part to slower production ramp-up and severe winter weather in December preventing 10 days of production. The mill throughput rate averaged 827 tons per day in the fourth quarter.

(3)

Cash cost, after by-product credits, per silver and gold ounce is a non-GAAP measurement, a reconciliation of which to cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP) can be found at the end of this release. Cash cost, after by-product credits, per silver and gold ounce, for the fourth quarter and year end 2013 are considered preliminary and could change based on final audited financial results.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Casa Berardi Gold Mine - Quebec

The Casa Berardi mine, acquired June 1, 2013, produced gold in the fourth quarter at a cash cost, after by-product credits, per gold ounce of $824, compared to $1,155 and $1,067, in the second and third quarters of 2013, respectively, and compared to guidance for the fourth quarter of $950 per gold ounce. For the seven-month period under Hecla ownership, the mine produced gold at a cash cost, after by-product credits, per gold ounce of $951.

The increased gold production and lower costs during the year were due in part to the development of new, higher grade stopes in the 118 and 113 Zones. The mill throughput rate averaged 1,974 tons per day in the fourth quarter.

2014 Guidance

For the full year 2014, based on current metals prices, the Company expects:

Mine	2014E Silver Production (Moz)	2014E Gold Production (oz)	Cash cost, after by-product credits, per silver/gold ounce[1]
Greens Creek	6.5 – 7.0	55,000	$6.00
Lucky Friday	3.0	n/a	$9.00
Casa Berardi	n/a	125,000	$900 per gold oz
Company-wide	9.5 – 10.0	180,000	N/A

2014E capital expenditures (excluding capitalized interest)	$150 million
2014E pre-development and exploration expenditures	$18 million

(1)	Metal price assumptions used for calculations: Au $1,300/oz, Ag $20/oz, Zn $0.80/lb, Pb $0.90/lb; USD/CAD assumed at par.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's fourth quarter and 2013 financial results and condition contained in the news release, including sales and costs, are preliminary and reflect the Company’s expected 2013 results as of the date of the news release. Actual reported fourth quarter and 2013 results are subject to management's final review as well as audit by the Company's independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of full year 2013 production, sales and costs, anticipated production and production cost targets, cost reductions and efficiencies at the Company’s mines, anticipated liquidity, capital projects, anticipated positive future cash flow, commencement of operation of the #4 Shaft at Lucky Friday, and anticipated capital expenditures, pre-development expenditures and exploration expenditures for 2013. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Production Data

	Fourth Quarter Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GREENS CREEK UNIT
Tons of ore milled	205,307	215,819	805,322	789,569
Mining cost per ton	$69.45	$69.28	$68.43	$64.05
Milling cost per ton	$31.62	$30.26	$33.92	$29.35
Ore grade milled - Silver (oz./ton)	12.52	13.14	13.04	11.13
Ore grade milled - Gold (oz./ton)	0.12	0.11	0.12	0.12
Ore grade milled - Lead (%)	3.20	3.48	3.33	3.49
Ore grade milled - Zinc (%)	8.41	8.31	8.47	9.35
Silver produced (oz.)	1,841,081	2,081,328	7,448,347	6,394,235
Gold produced (oz.)	14,722	15,563	57,457	55,496
Lead produced (tons)	4,959	5,848	20,114	21,074
Zinc produced (tons)	14,637	15,584	57,614	64,249
Cash cost, after by-product credits, per silver ounce (1)	$5.15	$3.45	$4.42	$2.70
Capital additions (in thousands)	$11,971	$17,936	$57,119	$62,184
LUCKY FRIDAY UNIT
Tons of ore processed	76,128	—	174,331	—
Mining cost per ton	$86.76	$—	$100.49	$—
Milling cost per ton	$23.57	$—	$29.74	$—
Ore grade milled - Silver (oz./ton)	9.06	—	8.99	—
Ore grade milled - Lead (%)	6.07	—	6.19	—
Ore grade milled - Zinc (%)	2.80	—	2.69	—
Silver produced (oz.)	642,224	—	1,459,000	—
Lead produced (tons)	4,388	—	10,260	—
Zinc produced (tons)	1,780	—	3,793	—
Cash cost, after by-product credits, per silver ounce (1)	$13.59	$—	$19.21	$—
Capital additions (in thousands)	$13,077	$18,713	$55,902	$55,998
CASA BERARDI UNIT
Tons of ore milled	184,897	—	387,608	—
Mining cost per ton	$118.47	$—	$127.56	$—
Milling cost per ton	$22.87	$—	$23.02	$—
Ore grade milled - Gold (oz./ton)	0.19	—	0.18	—
Ore grade milled - Silver (oz./ton)	0.032	—	0.036	—
Silver produced (oz.)	5,417	—	12,381	—
Gold produced (oz.)	32,386	—	62,532	—
Cash cost, after by-product credits, per gold ounce (1)	$824.23	$—	$950.79	$—
Capital additions (in thousands)	$17,216	$—	$40,050	$—

(1)

Cash cost, after by-product credits, per ounce represents a non-U.S. Generally Accepted Accounting Principles (GAAP) measurement. A reconciliation of cash cost, after by-product credits, to cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP) can be found in the cash cost per ounce reconciliation section of this news release. Gold, lead and zinc produced have been treated as by-product credits in calculating silver costs per ounce.  The primary metal produced at Casa Berardi is gold, with a by-product credit for the value of silver production.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Reconciliation of Non-GAAP Measures to GAAP

(Unaudited)

This release contains references to a non-GAAP measure of cash cost, before by-product credits, per ounce and cash cost, after by-product credits, per ounce. Cash cost, before by-product credits, per ounce and cash cost, after by-product credits, per ounce represent non-U.S. Generally Accepted Accounting Principles (GAAP) measurements that the Company believes provide management and investors an indication of net cash flow. Management also uses this measurement for the comparative monitoring of performance of mining operations period-to-period from a cash flow perspective. "Cash cost, before by-product credits, per ounce" and "Cash cost, after by-product credits, per ounce" are measures developed by gold companies and used by silver companies in an effort to provide a comparable standard; however, there can be no assurance that our reporting of these non-GAAP measures is similar to those reported by other mining companies. Cost of sales and other direct production costs and depreciation, depletion and amortization are the most comparable financial measures calculated in accordance with GAAP to cash cost, before by-product credits cash cost, after by-product credits.

As depicted in the Greens Creek Unit and the Lucky Friday Unit tables below, by-product credits comprise an essential element of our silver unit cost structure. By-product credits constitute an important competitive distinction for our silver operations due to the polymetallic nature of their orebodies. By-product credits included in our presentation of cash cost, after by-product credits, per silver ounce include:

	Total, Greens Creek and Lucky Friday
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
By-product value, all silver properties:
Zinc	$20,765	$19,940	$77,616	$84,087
Gold	15,491	22,200	66,907	75,860
Lead	15,205	9,293	48,973	30,969
Total by-product credits	$51,461	$51,433	$193,496	$190,916

By-product credits per silver ounce, all silver properties
Zinc	$2.33	$2.24	$8.71	$13.15
Gold	1.74	2.49	7.51	11.86
Lead	1.71	1.04	5.50	4.85
Total by-product credits	$5.78	$5.77	$21.72	$29.86

By-product credits included in our presentation of cash cost, after by-product credits, per gold ounce for our Casa Berardi Unit include:

	Casa Berardi
	Three Months Ended December 31,	Twelve Months Ended December 31,
	2013	2013
Silver by-product value	$112	$262
Silver by-product credits per gold ounce	$3.46	$4.19

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

The following table calculates cash cost, before by-product credits, per ounce and cash cost, after by-product credits, per ounce (in thousands, except per-ounce amounts):

	Total, Greens Creek and Lucky Friday
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total cash cost, before by-product credits (1)	$69,673	$58,608	$254,460	$208,178
By-product credits	(51,461)	(51,433)	(193,496)	(190,916)
Cash cost, after by-product credits	18,212	7,175	60,964	17,262
Divided by silver ounces produced	2,483	2,081	8,907	6,394
Cash cost, before by-product credits, per silver ounce	$28.05	$28.16	$28.56	$32.55
By-product credits per silver ounce	$(20.72)	$(24.71)	$(21.72)	$(29.85)
Total cash cost, after by-product credits, per ounce	$7.33	$3.45	$6.84	$2.70
Reconciliation to GAAP:
Total cash cost, after by-product credits	$18,212	$7,175	$60,964	$17,262
Depreciation, depletion and amortization	16,468	12,381	63,098	43,522
Treatment costs	(20,769)	(21,145)	(76,824)	(73,355)
By-product credits	51,461	51,433	193,496	190,916
Change in product inventory	(4,085)	(3,343)	(246)	(1,381)
Suspension-related costs	—	—	—	—
Reclamation and other costs	727	562	2,100	663
Cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP)	$62,014	$47,063	$242,588	$177,627

	Greens Creek Unit
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total cash cost, before by-product credits (1)	$50,906	$58,608	$203,496	$208,178
By-product credits	(41,425)	(51,433)	(170,563)	(190,916)
Cash cost, after by-product credits	9,481	7,175	32,933	17,262
Divided by silver ounces produced	1,841	2,081	7,448	6,394
Cash cost, before by-product credits, per silver ounce	$27.65	$28.16	$27.32	$32.55
By-product credits per silver ounce	$(22.50)	$(24.72)	$(22.90)	$(29.85)
Total cash cost, after by-product credits, per ounce	$5.15	$3.45	$4.42	$2.70
Reconciliation to GAAP:
Total cash cost, after by-product credits	$9,481	$7,175	$32,933	$17,262
Depreciation, depletion and amortization	14,149	12,381	55,265	43,522
Treatment costs	(16,766)	(21,146)	(67,341)	(73,355)
By-product credits	41,425	51,433	170,563	190,916
Change in product inventory	(5,133)	(3,343)	159	(1,381)
Reclamation and other costs	634	563	1,947	663
Cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP)	$43,790	$47,063	$193,526	$177,627

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

	Lucky Friday Unit (2)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total cash cost, before by-product credits (1)	$18,766	$—	$50,964	$—
By-product credits	(10,036)	—	(22,933)	—
Cash cost, after by-product credits	8,730	—	28,031	—
Divided by silver ounces produced	642	—	1,459	—
Cash cost, before by-product credits, per silver ounce	$29.22	$—	$34.93	$—
By-product credits per silver ounce	$(15.63)	$—	$(15.72)	$—
Total cash cost, after by-product credits, per ounce	$13.59	$—	$19.21	$—
Reconciliation to GAAP:
Total cash cost, after by-product credits	$8,730	$—	$28,031	$—
Depreciation, depletion and amortization	2,319	—	7,833	—
Treatment costs	(4,002)	—	$(9,482)	—
By-product credits	10,036	—	22,933	—
Change in product inventory	1,048	—	$(405)	—
Suspension-related costs (2)	—	—	—	—
Reclamation and other costs	92	—	153	—
Cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP)	$18,223	$—	$49,063	$—

	Casa Berardi Unit (3)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cash cost, before by-product credits (1)	$26,806	$—	$59,717	$—
By-product credits	(112)	—	(262)	—
Cash cost, after by-product credits	26,694	—	59,455	—
Divided by gold ounces produced	32.39	—	62.53	—
Cash cost, before by-product credits, per gold ounce	$827.70	$—	$954.98	$—
By-product credits per gold ounce	$(3.46)	$—	$(4.19)	$—
Cash cost, after by-product credits, per gold ounce	$824.24	$—	$950.79	$—
Reconciliation to GAAP:
Cash cost, after by-product credits	$26,694	$—	$59,455	$—
Depreciation, depletion and amortization	11,435	—	18,029	—
Treatment costs	(143)	—	(268)	—
By-product credits	112	—	262	—
Change in product inventory	(723)	—	(3,766)	—
Reclamation and other costs	60	—	142	—
Cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP)	$37,435	$—	$73,854	$—

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

	Total, All Locations
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation to GAAP:

Cash cost, after by-product credits	$44,906	$7,175	$120,419	$17,262
Depreciation, depletion and amortization	27,903	12,381	81,127	43,522
Treatment costs	(20,912)	(21,145)	(77,092)	(73,355)
By-product credits	51,573	51,433	193,758	190,916
Change in product inventory	(4,809)	(3,343)	(4,012)	(1,381)
Reclamation and other costs	787	562	2,243	662

Cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP)	$99,448	$47,063	$316,443	$177,626

(1)

Includes all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining and marketing expense, on-site general and administrative costs, royalties and mining production taxes, net of by-product revenues earned from all metals other than the primary metal produced at each unit.

(2)

Production was temporarily suspended at the Lucky Friday Unit during 2012 as work was performed to rehabilitate the Silver Shaft, the primary access from surface to the underground workings at the Lucky Friday mine. Care and maintenance income and expense related to the suspension of production at the Lucky Friday have been excluded from the calculation of cash cost, before by-product credits for the three- and twelve-month periods ended December 31, 2013 and 2012.

(3)

On June 1, 2013, we completed the acquisition of Aurizon Mines Ltd., which gave us 100% ownership of the Casa Berardi mine in Quebec, Canada. The information presented reflects our ownership of Casa Berardi commencing as of that date. The primary metal produced at Casa Berardi is gold, with a by-product credit for the value of silver production.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com